EXHIBIT 32.1

Certification of Chief Executive Officer
and Chief Financial and Accounting Officer
Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Eye On Media Network, Inc., (the "Company") on Form 10-Q for the period ending November 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jack Namer, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, certify, to my knowledge that:

(i).	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii).

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

It is not intended that this statement be deemed to be filed for purposes of the Security Exchange Act of 1934.

EYE ON MEDIA NETWORK, INC.

Date: January 12, 2016	By:	/s/ Jack Namer
Jack Namer
Chief Executive Officer Chief Financial Officer Chief Accounting Officer